AMENDMENT TO SHARE EXCHANGE AGREEMENT

     THIS AMENDMENT TO SHARE EXCHANGE AGREEMENT (this "Amendment") is dated as of November 22, 2002, by and between Royal Gold, Inc., a Delaware corporation ("Buyer"), and P. Lee Halavais (the "Stockholder").

     WHEREAS, Stockholder and Buyer entered into a Share Exchange Agreement dated as of November 9, 2002 (the "Agreement"), pursuant to which, subject to the terms and conditions of the Agreement, Stockholder agreed to sell and Buyer agreed to purchase 49,371,193 shares (the "Shares") of High Desert Mineral Resources, Inc., a Delaware corporation ("High Desert"); and

     WHEREAS, the Agreement provides that if the Closing (as defined in the Agreement) has not been consummated by November 22, 2002 (the "Termination Date"), either Stockholder or Buyer may terminate the Agreement; and

WHEREAS, the parties desire to extend the Termination Date through November 29, 2002.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, Stockholder and Buyer hereby agree to amend the Agreement so that each reference to November 22, 2002 in Section 8.1(c) of the Agreement is changed to November 29, 2002. As amended by this Amendment, the parties hereby confirm that the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to Share Exchange Agreement effective as of November 22, 2002.

STOCKHOLDER:

/s/ P. Lee Halavais
P. Lee Halavais

BUYER:

ROYAL GOLD, INC.

By: /s/ Stanley Dempsey
Name: Stanley Dempsey
Title: Chief Executive Officer and President